EXHIBIT #23.1

Consent of Independent Registered Public Accounting Firm

New Jersey Resources Corporation Employees’ Retirement Savings Plan
Wall, New Jersey

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-164572) of New Jersey Resources Corporation of our report dated June 24, 2026, relating to the financial statements and supplemental schedule of New Jersey Resources Corporation Employees’ Retirement Savings Plan which appear in this Form 11-K for the year ended December 31, 2025.

/s/BDO USA, P.C.
New York, New York

June 24, 2026